SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 1997



                               GOLF VENTURES, INC.
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              Exact name of registrant as specified in its charter



       Utah                        0-21337                      87-0403864
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 State or other jurisdiction  Commission File No.          IRS Employer ID #
     of incorporation


           255 South Orange Avenue, Suite 1515, Orlando, Florida 32801
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               Address and zip code of principal executive offices



                                  407-245-7557
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                          Registrant's telephone number


Item 1.  Changes in Control of Registrant

     By an earlier filing on Form 8-K filed on or about November 26, 1997, the Company reported that it had closed on its reverse acquisition transaction with U.S. Golf Communities, Inc. The result of this transaction was that the shareholders of U.S. Golf Communities, Inc. received shares of the Company's new Series D Convertible Preferred Stock constituting approximately 81% of total common share votes of the Company and constituting approximately 81% of the total equity shares of the Company. U.S. Golf Communities, Inc. became a wholly owned subsidiary of the Company, and thereby the Company gained ownership of the assets and liabilities of U.S. Golf Communities, Inc.

     As provided in the Notes to this Form 8-K, audited financial information about U.S. Golf Communities, Inc. and pro forma combined financial information about the Company after the U.S. Golf Communities transaction were to be filed with the Commission within 75 days of the closing on November 26, 1997. This Form is filed to fulfill that requirement.

     The audited balance sheet of U.S. Golf Communities, Inc. at December 31, 1996 and audited income statements and statements of cash flows for the years ended December 31, 1996 and 1995 are attached to this Report as Exhibit 99.1. Unaudited balance sheets and income statements as of September 30, 1997 and 1996 for U.S. Golf Communities are attached to this Report as Exhibit 99.2. Pro Forma financial statements combining financial information for U.S. Golf Communities at December 31, 1996 and financial information for the Company at March 31, 1997 are attached to this Report as Exhibit 99.3.

The Company apologizes that it is late with this accounting data.

Item 2.  Acquisition or Disposition of Assets

   See Item 1.

Item 3.  Bankruptcy or Receivership

   Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant

     For the years ended March 31, 1997, Jones, Jensen & Company, Salt Lake City, audited the Company's financial statements and issued reports thereon. As a result of the U.S. Golf transaction referenced in Item 1, above, the control and headquarters of the Company was moved to the management and offices of U.S. Golf in Orlando, Florida. The Company has retained BDO Seidman in Orlando, Florida to audit the Company for the year ended March 31, 1998, and said firm prepare the attached audited financial statements of U.S. Golf as of December 31, 1996, and assisted in the preparation of the pro forma combined financial information also attached to this Report. The decision to change outside auditors was not as a result of any disagreement between Jones, Jensen & Company and the Company.

Item 5.  Other Events

     On December 18, 1997, the Commission filed a civil complaint against the Company and certain former officers of the Company in Federal District Court in Salt Lake City alleging deficiencies in certain historical disclosure filings by the Company with regard to a former control person, George Badger, and with regard to the status of the Company's Red Hawk development in St. George, Utah. The Company has not yet been required to answer this Complaint, and the Company is conferring with the Commission to show that the Company has taken corrective steps to meet the Commission's disclosure concerns, and to show that many of the Commission's concerns about the Red Hawk project are unfounded. The Company is hopeful that a resolution of the Commission's concerns can be achieved during the first calendar quarter of 1998.

     The Company hopes to schedule and hold its Annual Meeting of Shareholders during the first calendar quarter of 1998, once a resolution of the Commission's concerns has been accomplished.

Item 6.  Resignation of Registrant's Directors

     On December 18, 1997, as previously announced, Duane Marchant, the former President of the Company, resigned as an officer and director of the Company in the wake of his being named in the Commission's civil complaint, discussed in
Item 5, above. Mr. Marchant had previously agreed with the Company in his employment agreement that he would resign if he was named as a defendant in a Commission action.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

     Attached as Exhibit 99.1 are the audited balance sheet of U.S. Golf Communities, Inc. at December 31, 1996 and the audited income statements and statements of cash flows for the years ended December 31, 1996 and 1995.

     Attached as Exhibit 99.2 are the unaudited balance sheets and income statements as of September 30, 1997 and 1996 for U.S. Golf Communities.

     Attached as Exhibit 99.3 are pro forma financial statements combining financial information for U.S. Golf Communities at December 31, 1996 and financial information for the Company at March 31, 1997.

Item 8.  Changes in Fiscal Year

            Not Applicable

Item 9.  Sales of equity securities pursuant to Regulation S

            Not Applicable.

   The following exhibits are filed with the Report.

         Exhibit No.             Description

            99.1           Audited Financial Statements for U.S. Golf
                            Communities, Inc. as of December 31, 1996 and 1995.

            99.2           Unaudited Interim Financial Statements for U.S. Golf
                            Communities, Inc. as of September 30, 1997 and 1996.

            99.3           Pro Forma Consolidated Financial Information for Golf
                            Ventures, Inc. (as of March 31, 1997) and U.S. Golf Communities, Inc. (as of December 31, 1996)


                                                     GOLF VENTURES, INC.



                                                     /s/ Warren Stanchina
                                                     ---------------------------
                                                     Warren Stanchina, President


Dated:  February 20, 1998